LICENSE AGREEMENT
                                -----------------

         AGREEMENT dated the 8th day of March 1999 by and between  marker,  Ltd.

and  Marker  International,  Inc.,  each  a Utah  corporation  ("ML"  and  "MI",

respectively,  and,  collectively,  the "Licensor") , on the one hand, and Ski &

Sports Recreation Company,  LLC, a Utah limited liability company  ("Licensee"),

an the other.

                                   WITNESSETH
                                   ----------

         WHEREAS, the Licensor is in the business of manufacturing and selling apparel and sportswear and accessories and Licensee is in the business of selling these products;

         NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants  herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1.  Representations of Licensor and ML and MI.
             ------------------------------------------

         (a) Licensor represents that:

             (i) it is the owner of the trademark, "Marker" insofar as it pertains to the Licensed Products (as hereinafter defined) as well as for other products including ski bindings, ski boot- and skis, all of which other products are specifically excluded from this Agreement;

             (ii) to the best of their knowledge, there are no pending suits or actions or threatened suits or actions to which Licensor is a party which, if resolved adversely, may affect the status of Licensor's title to the trademark "Marker" or have an adverse effect on the ability of Licensor to perform its obligations hereunder or the ability of Licensee to exercise its rights as contemplated hereby;

             (iii) to the knowledge of Licensor, the trademark "Marker" does not infringe any trademark right of any third party with respect to the Licensed Products in the Territory;

             (iv)  set forth on Exhibit A hereto  is a list of each  country  in
which  the   trademark   "Marker"  is   registered   and  the  category  of  its
classification.


         (b) Each of ML and MI represents that:

             (i) it is a duly organized corporation, validly existing and in good standing under the laws of the state of its incorporation;

             (ii) it has the requisite corporate power to execute and deliver and perform this agreement and has taken all necessary action co execute and deliver this agreement.

         2.  Representations of Licensee.
             ----------------------------

         Licensee represents that:

         (a) it is A duly organized limited liability company, validly existing and in good standing under the laws of the state Of its incorporation;

         (b) it has the requisite corporate power to execute and deliver and perform this agreement and has taken all necessary action to execute and deliver this agreement.

         3.  Grant of License: Territory; Duties of Licensor.
             ------------------------------------------------

         (a) Subject to the terms of this agreement, the Licensor hereby grants to the Licensee the' exclusive right, to manufacture, market and sell the Licensed Products (as defined on Exhibit 3 hereto) throughout the world (the "Territory") and to use the mark "Marker" in connection therewith.

         (b) Licensor shall provide the Licensee with all information regarding the marketing and sale of the Licensed Products in the Territory co Licensor at the date hereof generally including the list of existing customers as well as the list of customers indebted to Licensor.

         4.  Manufacture and Sale of Products.
             ---------------------------------

             Licensee agrees (i) to manufacture, promote, market, distribute and sell the Licensed Products in accordance with standards of style, quality and workmanship consistent with those of similar products sold into similar markets and substantially similar to chose previously employed by Licensor as to such products, (ii) to comply with all relevant codes of practice and statutory requirements as to manufacture of the Licensed Products and (iii) to provide the Licensee, at its request, free of charge, pre-production samples of the Licensed Products and access co the Licensee's place of manufacture of the Licensed Products. 2

         5.  Term.
             -----

         (a) The initial term of this Agreement (the "Term") shall commence on April 1, 1999 and shall terminate on March 31, 2009.

         (b) Thereafter, provided Licensee is in compliance with the terms hereof, this Agreement shall be automatically extended on all of its same terms and conditions (including this automatic right of renewal) for additional periods of one year unless either party within 90 days of September 30, 2006, or on any subsequent anniversary date thereafter, shall have given the other two years' written notice of. its intent to terminate as of September 30 of any particular year in which event this Agreement shall terminate at such date.

         (c) Licensor shall have the right to cancel this agreement in the event that average annual Net Sales (as hereinafter defined) in the two-year period ending March 31, 2001 fall. below $6,000,000 or average annual Net Sales in the two year period ending March 31, 2003 fall below $6,500,000 or average annual Net Sales fall below $7,000,000 for any two year period thereafter; provided, however, if Licensee pays to Licensor an amount equal to the difference between royalties actually earned and paid and what Licensor would have received had Licensee achieved the minimum Net Sales contemplated by this paragraph, then this license shall continue.

         6.  Ownership and Use of Trademark.
             -------------------------------

             Licensee covenants,  warrants and agrees that it shall use its best efforts to create, promote and retain goodwill in connection with the manufacture, promotion, marketing, distribution and sale of the Licensed Products.

         7.  Royalties: Definitions.
             -----------------------

         (a) Licensee shall pay to Licensor royalties equal to 3% of Net sales (as defined below) of Licensed Products made by or on behalf of Licensee in the Territory during the first Payment Year (as defined below) during the Term, 4% for the second Payment Year and 5% for each Payment Year thereafter.

         (b) For purposes of this Agreement, the following terms shall have the meanings set forth below;

             (i) "Net Sales" shall mean amounts actually received or receivable by Licensee from sales of Licensed Products shipped by and on its behalf, net of returns, discounts or other allowances arid after deduction for sales or use or similar taxes.

             (ii) "Payment Year" shall mean each twelve (12) month period from April I through the following March 31 (or to the date this Agreement is earlier terminated) during the term of this Agreement.

         8.  Reports and-Payment of Royalties.
             ---------------------------------

         (a) Within sixty (60) days of the end of each quarter commencing with the quarter ending June 30, 1999, during the term of this Agreement, Licensee shall deliver to Licensor its good check payable to Licensor in an amount equal to the aggregate royalties payable to Licensor for such period together with a full, accurate and complete written statement, certified to he correct by the chief executive or chief financial officer of Licensee, setting forth (i) aggregate Net Sales of Licensed Products sold by it and on its behalf during the three-month period then ended; (ii) the aggregate royalties due to Licensor from, Licensee for such period; and (iii) such other information as Licensor shall reasonably request. In addition. within sixty (GO) days after the date of termination of this Agreement, Licensee shall deliver to Licensor a full, accurate and complete written statement, certified to be correct by the chief executive or chief financial officer of Licensee, setting forth the information required by clauses (i), (ii) , and (iii) of this Section 8 (a) , but covering only those periods tip to the date of termination for which reports shall not have been submitted under this Section 8(a).

         (b) Licensee shall maintain true, complete and correct books and records of all sales within the scope of this Agreement, in accordance with generally accepted accounting principles, to enable Licensor to readily ascertain all amounts payable hereunder and the information to be set forth in the statements required by this Section 8. Licensor, its agents or representatives, shall have the right, on reasonable written notice to Licensee, (luring Licensee's normal business hours, at any time and from time to time during the Term and for a period of two (2) years thereafter, to inspect, examine and copy all or any part or parts of such books and records arid all other documents arid materials, relating to the transactions contemplated by this Agreement. All such books and records shall be kept available by Licensee for it. least two (2) years after the Term.

         (c) All royalty payments which are not paid when due shall bear interest from the due date of such payment.-, until paid at an interest raze equal to the lesser of (i) the rare of interest publicly announced from time to time by The Chase Manhattan Bank, N.A. as its prime rate of interest, plus two
(211) percent, and (ii) the maximum rate of interest permitted by applicable law.

         (d) Receipt or acceptance by Licensor of any documents or reports furnished, or of any amounts paid, pursuant to this Agreement shall not preclude Licensor, its agents, representatives or assigns, from questioning the correctness of any or all such documents, reports and amounts at any time.

         9.  Promotional Activities; Advertising.
             ------------------------------------

             Licensee shall use its best efforts to exploit the trademark "Marker" in the Territory and to create and develop markets for the Licensed Products and to promote, distribute and sell Licensed Products in the Territory so as to maximize royalties, and to secure and make use of adequate personnel for the manufacture, promotion, marketing, distribution and sale of Licensed Products in the Territory.

         10. Indemnity.
             ----------

         (a) Licensor agrees to defend, indemnify and hold Licensee harmless against any claims, demands, causes of action and judgments arising out of claims made by any third party with respect to infringement of the trademark "Marker" used in connection with the Licensed Products in accordance with this Agreement.

         (b) Licensee agrees to defend, indemnify and hold Licensor harmless against any claims, demands, causes of action and judgments arising out of both Licensee's failure to comply with the terms of this Agreement and Licensee's manufacture, distribution, sale, promotion and advertisement of the Licensed Products other than any claims arising out of Licensor's breach of any representations herein.

         (c) Each of the parties shall bring to the other's any unauthorized use of a mark which is the same or similar to the trademark "Marker" that comes to its attention.

         (d) Licensor shall have the right to determine whether any demand, suit or other action shall be taken on account of or with respect to any infringement or suspected infringement of the trademark "Marker". Licensor may commence or prosecute any such suit or action or make any such demand in its own name, and Licensee agrees to assist and cooperate with Licensor, as Licensor may reasonably request, in connection with any such demand, suit or other action. If Licensor prosecutes any such demand, suit or other action, Licensor shall be entitled to all proceeds and recoveries resulting therefrom.

         If Licensor chooses not to take any action with respect to any infringement or suspected infringement of the trademark "Marker", Licensee may commence or prosecute any such suit or action or make any such demand in its own name, and Licensor agrees to assist and cooperate with Licensee, as Licensee may reasonably request, including being named as a party plaintiff to the action. In connection with any such demand, suit or other action, Licensee shall be entitled to all of the proceeds and recoveries resulting therefrom.

         (f) In all instances, Licensor shall reimburse Licensee's expenses with respect to any infringement claim referenced in Sections 10(a) and (d).

         11. Termination.
             ------------

         This Agreement and the rights granted to Licensee hereunder (A) shall immediately terminate if Licensee fails to make any payment of license fee required hereunder and such breach continues for a period of ten (10) days after notice to Licensee of such breach and (B) shall immediately terminate if Licensee commences any case or proceeding under any applicable national, state or foreign bankruptcy or insolvency laws, (ii) a receiver,, liquidator, assignee, trustee or custodian is appointed to administer the affairs of Licensee, (iii) Licensee makes an assignment for the benefit of its creditors, or (iv) Licensee dissolves, liquidates, winds-up, sells or otherwise disposes of all or substantially all of its business or assets or takes any action or furtherance of the foregoing except in connection with a sale merger or other transfer or any similar business combination of the Licensee and (C) may, at Licensor's option, terminate within sixty (60) days after Licensor shall give Licensee written notice of the alleged breach if Licensee breaches any of its obligations, representations, covenants or warranties under this Agreement and Licensee shall fail to cure such breach (or commence curing such breach and diligently continue its efforts to cure such breach it cure cannot be accomplished within such sixty (60) day period provided that, in all cases, such breach must be cured within one hundred and eighty (180) days of such notice) within sixty (60) days after Licensor shall give Licensee written notice of the alleged breach.

         12. Effect of Termination.
             ----------------------

         (a) Subject to the provisions of subsection 12(c) hereof, upon termination of this Agreement, for any reason, rights to the trademark "Marker", shall forthwith terminate and Licensee promptly thereafter shall cease and desist from the manufacture, promoting, advertising, marketing, distribution and sale of Licensed Products.

         (b) Upon termination of this Agreement, Licensor shall have the option to purchase all, but not less than all, of Licensee's existing inventory as to Licensed Products for a period of sixty (60) days on such terms as the parties shall mutually agree and, if this Agreement is terminated by Licensor for any reason other than due to an uncured breach by Licensee, Licensor shall purchase such inventory within sixty (90) days of termination at the lower of Licensee's net wholesale price or market and on its customary terms or such other value as shall be reasonably determined by a qualified inventory appraiser. If such determination by such an appraiser shall indicate a value lower than Licensee's net wholesale price for such inventory, Licensee shall have the right for the sixty day period commencing with delivery of such determination to it to dispose of such inventory on such terms as it wishes-.

         (c) Notwithstanding the provisions of subsection 12 (a) hereof, upon the termination of this Agreement for any reason except for Licensee's breach of
Section 4 or Section 6 hereof and failure to cure same, Licensee shall have the right, on a nonexclusive basis, to dispose of its existing inventory of Licensed Products in the ordinary course and to use the trademark "Marker" in connection with such sale and the promotion, advertising, marketing and distribution and sale of such products for a period of six months after the effective date of termination of this Agreement; provided however , that Licensee shall not be relieved from its obligation to pay royalties to Licensor which royalties shall be payable within thirty (30) days after the completion of such a period.

         13. Relationship between the Parties.
             ---------------------------------

         Nothing contained herein shall be construed to constitute either party, a partner, employee, joint venturer or agent of the other, nor shall either be entitled to bind or obligate the other in any manner whatsoever, it being intended by the parties hereto that each shall be an independent contractor responsible for its own actions.

         14. Expenses and Indemnity.
             -----------------------

         Except as otherwise expressly set forth herein, each party will pay and discharge, at it- own expense, any and all claims, expenses, charges, fees and taxes arising out of or incidental to the carrying on of its business.

         15. Assignment.
             -----------

         (a) Upon written notice to Licensee, Licensor shall have the right to assign this Agreement, and all of its rights and privileges hereunder, to any other person, firm, corporation or entity. This Agreement shall be binding upon and inure to the benefit of any firm or corporation into which Licensor shall be merged, or which shall otherwise purchase, acquire or become the successor in interest of Licensor, subject to the rights of the Licensee hereunder. 7

         (b) During the period from April 1, 1999 to March 31, 2001, Licensee may assign this Agreement or any part hereof or assign or otherwise transfer any or all of its rights in and to the trademark "Marker", subject to the rights of Licensor hereunder, but only after written notice to the Licensor and only with the prior written consent of the Licensor in its sole discretion.

         (c) After April 1, 2001, Licensee may assign this Agreement or any part hereof or assign or otherwise transfer any or all of its rights in and to the trademark "Marker", subject to the rights of Licensor hereunder but only after written notice to the Licensor and only with the prior written consent of the Licensor, which consent shall not be unreasonably withheld.

         (d) Because this Agreement is being entered into in reliance upon and in consideration of the experience, knowledge, skills and qualifications of Licensee, and the trust and confidence reposed by Licensor in Licensee, in the-event of a dispute between the parties as to whether Licensor's consent has been unreasonably withheld under Section 15(c) hereof, such dispute shall be resolved by arbitration as provided in Section 18 hereof and the arbitrators shall consider the following factors, among others, in reaching a decision;

             i) the comparative financial strength of the proposed assignee and the Licensee;

             ii) the capability of the proposed assignee to manage the business in a manner consistent both with both good business practices and the prior business practices of Licensee;

             iii) the status of the proposed assignee as a competitor of Licensor;

             iv) the capacity of the proposed assignee to invest in the future growth and development of the business; and

             v) the capacity of the proposed assignee to maintain the quality of the Licensed Products and the goodwill in the Marker name.

         (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         16. Notices.
             --------

         All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given which delivered personally, or when mailed, if sent by certified or registered mail, return receipt requested, addressed as follows, or to such other address as any party shall have designated by notice to the other given pursuant hereto.

To Licensor:


                                          Attention:

 To Licensee:                             Ski & Sports Recreation
                                          Company LLC


                   With a copy to:        Howard G. Seitz, Esq.
                                          O'CONNOR, MURPHY, RYAN & SEITZ
                                          230 Park Avenue, Suite 1567
                                          New York, New York 10017
                                          (212) 687-6950

         17. Law Governing.
             --------------

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts or choice of law.

         18. Arbitration.
             ------------

         Any controversy or claim arising out of or relating co this contract shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and held in the City, County and State of New York, and judgment upon any award entered by the arbitrator may he entered in any court having jurisdiction thereof.

         19. Severability of Provision.
             --------------------------

         If any provision or paragraph of this Agreement shall be found co be illegal or a violation of public policy or, for any other reason, unenforceable in law, such finding shall in no way invalidate any other provision or sections of this Agreement.

         20. Waiver.
             -------

         No omission or delay of either party hereto in requiring due and punctual performance by the other party of the obligations of such other party hereunder, including the acceptance of any payment hereunder by Licensor, shall be deemed to constitute a waiver if its right to require such due and punctual performance thereafter or a waiver of any of its remedies hereunder.

         21. Entire Agreement.
             -----------------

         This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and this Agreement may not be amended, modified or terminated except by a writing signed by each of the parties hereto.

         22. Headings.
             ---------

         All headings used in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

         IN WITNESS WHEREOF, the. parties hereto have duly executed this Agreement as of the day and year first above written.


                                        MARKER, LTD.

                                        BY: /s/ Peter C. Weaver
                                           -------------------------------------

                                        MARKER INTERNATIONAL

                                        BY: /s/ Peter C. Weaver
                                           -------------------------------------

                                        SKI & SPORTS RECREATION ON COMPANY, LLC

                                        By: /s/ Stephen W. Crisafulli
                                           -------------------------------------

                    Country, Trademark No. and Classification
                           (to be prepared by Seller)








                                    EXHIBIT A

                   Licensed Products shall be:

                   Men's, Ladies, and Children's

                   Outerwear
                   Skiwear
                   suits
                   shells
                   Vests
                   Pants
                   Bib Pants
                   Fleece Jackets and Vests
                   Velour Jackets, Vests and Pants
                   Sweaters
                   Pile Jackets and Vests
                   T Necks
                   Shirts
                   Underwear
                   Hats, Caps and Head Gear
                   Gloves
                   Luggage
                   Bags and Packs
                   Other Accessories







                                    EXHIBIT B

                                     MARKER


March 15, 1999

Mr. Stephen W. Crisafulli
Ski & Sports Recreation Company, LLC
2321 Circadian Way
Santa Rosa, California 95407

Re:   Addendum to March 8, 1999 License Agreement
      Between Marker International, Marker Ltd.
      And Ski & Sports Recreation Company, LLC

Dear Mr. Stephen Crisafulli,

It is our undemanding that Ski & Sports Recreation Company, LLC ("Licensee"), 'Wishes to utilize and record with the appropriate governmental authorities, a trading name or "dba" which includes the "'Marker" name and trademark. In order to formalize this understanding, please review the following addendum and, if acceptable, please sign both copies of this letter agreement and return one copy to me.

In accordance with paragraph 21 of the License Agreement dated March 8, 1999, by and between Marker Ltd. and Marker International (collectively, "Licensor), and Licensee, the License Agreement is amended as follows:

         * In addition to the existing grants in the License Agreement, paragraph 3 (a) of the License Agreement is amended to permit Licensee to use the name "Marker" as a trading name or "dba" for Ski & Sports Recreation Company, LLC and to register said trading name or "dba" with the appropriate governmental officials as is necessary in order to do business within the Territory as defined in and in accordance with the License Agreement.

         * In addition to the existing requirements that a-rise upon termination of the License Agreement, Licensee agrees to take all steps to remove the word "Marker" from Licensee's trading name and/or "dba" promptly upon termination including, but not limited to, filing all documents necessary to amend all governmental records, with written confirmation of compliance to be provided by Licensee to Licensor within thirty (30) days of termination.

                                     MARKER


Mr Stephen Crisafulli
March 15, 1999
Page 2

This addendum does not alter any of the existing terms and conditions in the License AgreementAD terms of the License Agreement remain in full force and effect. Furthermore, the parties agree that this addendum agreement is effective as of the date of this letter.

                               ACKNOWLEDGED AND AGREED TO:

                               MARKER LTD.

                               By:
                                  ----------------------------------------------

                               MARKER INTERNATIONAL

                               By:
                                  ----------------------------------------------

                               SKI & SPORTS RECREATION COMPANY, LLC

                               By: /s/ Stephen W. Crisafulli
                                  ----------------------------------------------

         OPTION AND RIGHT OF FIRST REFUSAL AGREEMENT

         FOR VALUE RECEIVED,  Ski and Sports  Recreation  Company,  L.L.C.  (the

"Company")  hereby  grants  to  Marker,  Ltd.  and  Marker   International  (the

"Licensor") (a) an option,  for the 24 month period  commencing on April 1, 1999 and ending on March 31, 2001, to acquire by assignment  all of the rights of the company in the license agreement (the "License  Agreement") of even date between

(the "Company"), on the one hand, and the Licensor, on the other and (b) a right of first refusal as to any sale or transfer of all or  substantially  all of the business and assets used by the Company for the manufacture,  sale and marketing of Licensed Products as defined in the License Agreement for the 36 month period commencing  on April 1, 1999 and ending on March 31, 2002,  all on the following terms and  conditions:

         1.  Exercise of Option. The Licensor may, at any Time, between the date hereof and March 31, 2001,  exercise  this option by delivering to the Company a written notice (the 'Option Notice") of its election co exercise the option.

         2.  Purchase  Price for  Option.  The  purchase  price  (the  "Purchase

Price") shall be five times the earnings  before  interest and taxes ("EBIT") of the Company  from the  manufacture  marketing  and sale of Licensed  Products as defined in the License  Agreement  (hereinafter,  the "Business") for the fiscal year ending March 31, 1999 or March '31, 2000, depending on the date of exercise of the option, less in each instance (i) all long term debt outstanding as to the  Business  as at March 31, 1999 or March 31,  2000,  as the case may be, and

(ii) $1,842,000.1

         Upon  receipt of the Option  Notice,  the Company  shall  instruct  its auditors to  determine  the EBIT for the  Business  for the  relevant  period by applying generally accepted accounting principals on a consistent period for the fiscal year then ended to the results of  operations  of the  Business  for such fiscal year.

         The Purchase  Price will be determined by the Company Is EBIT as to the

Business  for the year ended March 31, 2000 If such notice is given on or before

March 31,  '41000 and for the year ended  March 31, 2001 if such notice is given after April 1, 2000 and before March 31, 2001.

         d)  Example:

             Licensor  exercises  the option on July 15, 2000.

             The price to be paid is based on EBTT of the Company for the fiscal year ending March 31, 2001. EBIT for that Period is $1,000,000.

                            $1,000,000

                                X    5
                            ----------

                            $5,000,000




-------------------------
    1 The amount Of $1, 842, 000 was calculated by multiplying by five the aver-age EBIT of the Licensor as to the Business for the three fiscal years ending March 31, 1996, 1997 and 1998, respectively.

         Long term debt outstanding on March 31, 2001 is $500,000.

             $5,000,000

             - 500, 000
             ----------

             $4,5OO,000

             -1,842,440
             ----------

             $2,657,560

             The purchase price is $2,657,560.

         3.  Additional  Transaction.  Simultaneous  with the  assignment of the

License Agreement and as a condition to such assignment, Licensor shall purchase from the company (a) its accounts  receivable arising out. of bona fide sales oh

Licensed  Products (b) those of its fixed assets devoted to the  manufacture and sale of Licensed  Products (c) its prepaid  expenses and other current assets to the extent allocable to Licensed Products and (d) all of its existing  inventory as to Licensed  Products at the lower of its net wholesale  price or market arid on its customary terms or at such other value as shall be reasonably  determined by a qualified inventory  appraiser.  If such determination by such an appraiser shall  indicate a value lower than the Company's  net  wholesale  price for such

inventory,  the  Company    shall  have  the  right  for the  sixty  day  period

commencing  with  delivery  of  such  determination  to it to  dispose  of  such inventory on such terms as it wishes.

         4.  Payment of  Purchase Price. Amount payable  hereunder shall be paid by  Licensor  to the  company by wire  transfer  ten days after  delivery to the


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

Licensor of the  calculation  by the Company's  auditors of the Purchase  Price,

such date being hereinafter referred to as the "Closing Date".

         5.  Conduct of Business  Prior to the Closing  Date.  During the period from the date of the Option Notice until the Closing Date, the Company agrees to operate the  Business in a manner  consistent  with the  operating  practices of prior years and consistent with customary business practices in the industry, so that the  Business  will be a going  concern with no loss in the  continuity  of operations.

         6.  Right of First Refusal.  The  Company  hereby  grants to Licensor a right,  of, first  refusal to acquire the Business  during the period  beginning

April 1, 1999 and ending on March 31, 2002.

         If during such period,  the Company shall.  receive an offer to acquire the Business which it is prepared to accept,  it shall promptly  notify Licensor in writing of such event and the terms arid  conditions of such offer.  Licensor shall then have the right for the one hundred twenty (120) days from the date of its receipt of the Company's  notice to acquire the Business for cash at a price equal to the present value of the consideration being offered to the company for the Business  provided  Licensor shall give the Company nor-ice of its intent to exercise  this  option  within  thirty  (30)days of receipt of such  notice.  If

Licensor shall. nor elect within such thirty day period to acquire the Business,

then,  for a sixty day period  thereafter,  the Company may sell the Business an the terms and conditions  described in its notice.  If the Company does not sell



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

the Business within such sixty day period,  this right of first refusal provided for in this agreement shall again apply.

         7.  Deliveries at Closing.  At closing, the  Company  shall  deliver to

Licensor an instrument  of assignment as to the License  Agreement and a bill of sale and such other  instruments  of  conveyance  as Licensor  shall  reasonably request to accomplish the assignment of the License Agreement or the sale of the

Business to Licensor,  as the case may be, all on  substantially  the same terms and  conditions  as those  provided for in the  purchase  agreement of even date between the Company and the Licensor with  appropriate  modification  to reflect the fact that the Company will. now be the seller and the Licensor the buyer.

                                    Ski & Sports, Recreation Company, L.L.C

                                    BY: /s/ Stephen W. Crisafulli
                                        ----------------------------------------

                                    Date: March 8, 1999


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